FOR IMMEDIATE RELEASE
September 18, 2012

MSB FINANCIAL CORP.
TO SUSPEND DIVIDEND

Millington, New Jersey, September 18, 2012 – MSB Financial Corp. (Nasdaq: MSBF) (the “Company”) announced today that the Company’s Board of Directors has determined not to pay its next scheduled quarterly dividend.  Subject to receipt of approval of the Federal Reserve, the Board instead authorized a repurchase program for up to 5% of the Company’s outstanding shares, exclusive of shares held by MSB Financial, MHC.

Michael A. Shriner, President and Chief Executive Officer commented, “In light of the changes in Federal Reserve policies regarding the waiver of dividends by MSB Financial, MHC,  the Board believes that a more prudent use of the Company’s capital would be to conduct periodic share repurchases rather than declaring a dividend.  We must first obtain the approval of the Federal Reserve, however, before we can commence with this stock repurchase program.”

The Company is the holding company for Millington Savings Bank, headquartered in Millington, New Jersey.  Shares of the Company's common stock trade on the NASDAQ Global Market under the symbol “MSBF.” The Company is majority owned by its mutual holding company parent, MSB Financial, MHC.

Forward Looking Statements

The forgoing release may contain forward-looking statements concerning the financial condition, results of operations and business of the Company. We caution that such statements are subject to a number of uncertainties and actual results could differ materially, and, therefore, readers should not place undue reliance on any forward-looking statements.

CONTACT:  MSB Financial Corp.
                      Michael Shriner, President and Chief Executive Officer
                       908-647-4000